Exhibit 99.1

October 1, 2008

Dear FHLBank Atlanta Member:

Federal Home Loan Bank of Atlanta (FHLBank Atlanta) is conducting an election for two independent directors. Financial institutions that were FHLBank Atlanta members as of December 31, 2007, are eligible to vote in the 2008 election of independent directors.

Prior to July 30, 2008, FHLBank Atlanta's regulator, the Federal Housing Finance Board, was responsible for selecting "appointive directors" to serve on FHLBank Atlanta's board of directors. As a result of the passage of the Housing and Economic Recovery Act of 2008, FHLBank Atlanta has a new regulator, the Federal Housing Finance Agency (Finance Agency), which does not appoint directors. Rather, the Bank's members at-large elect "independent directors."

For 2009, the Finance Agency has designated seven independent directorships for FHLBank Atlanta, three of which FHLBank Atlanta's board has designated as public interest directorships. This year, members will elect two independent directors (including one public interest director) whose terms will begin on January 1, 2009, and end on December 31, 2012.

An individual may not serve as an independent director if he or she is an officer of any Federal Home Loan Bank or a director, officer, or employee of any member of FHLBank Atlanta or of any recipient of advances from FHLBank Atlanta. To serve as an independent director (other than a public interest director) an individual must have knowledge of, or experience in, financial management, auditing or accounting, risk management practices, derivatives, project development, organizational management, or the law. To serve as a public interest director, an individual must have more than four years of personal experience in representing consumer or community interests on banking services, credit needs, housing, or financial consumer protections.

The election process begins in October. Individuals interested in being considered for an independent directorship must complete and deliver by October 17, 2008, the application and other forms that are available on the Bank's website, www.fhlbatl.com. Pursuant to applicable law, FHLBank Atlanta's board, in consultation with FHLBank Atlanta's Affordable Housing Advisory Council, will select nominees and deliver such nominees' applications to the Finance Agency. Voting is scheduled to occur before the end of the year.

Enclosed is a list of the current members of FHLBank Atlanta's board of directors. If you have any questions about the election process, please contact Stella Lang at 404.888.5583 or slang@fhlbatl.com. Thank you for your participation.

Sincerely,

/s/ Scott C. Harvard

Scott C. Harvard

FHLBank Atlanta Chair

Enclosure

[FHLBank Atlanta Logo]

Independent and Elected Directors -- 2008
Independent Directors
Date of Expiration of Current Term	State		Director
12/31/2008	DC		Mary Joy Drass, M.D., President Georgetown University Hospital, Washington, DC
	VA	Public Interest Director	Gary Garczynski, President National Capital Land & Development, Inc., Woodbridge, VA
	DC		LaSalle D. Leffall, III, President LDL Financial, Washington, DC
12/31/2009	DC		William C. Handorf, Professor of Finance George Washington University, Washington, DC
	AL	Public Interest Director	Robert L. Strickland, Executive Director Alabama Housing Finance Authority
12/31/2010	DC		L. Parker Harrell, Jr. Washington, DC
	FL		Jonathan Kislak, Chairman Antares Capital Corporation, Miami Shores, FL
	GA	Public Interest Director	H. Gary Pannell Miller, Hamilton, Snider & Odom, LLC, Atlanta, GA
Member Directors
Date of Expiration of Current Term	State		Director
12/31/2008	NC		Frederick (Rick) Willetts, Chairman, President, and CEO Cooperative Bank, Wilmington, NC
	NC		Donna Goodrich, Senior Executive Vice President BB&T Corporation, Winston-Salem, NC
	VA		Scott C. Harvard, President and CEO Shore Bank, Onley, VA
12/31/2009	AL		Russell Carothers, II, Chairman, President, and CEO Citizens Bank of Winfield, Winfield, AL
	AL		B.K. (Skipper) Goodwin, III, Chairman, President, and CEO First Financial Bank, Bessemer, AL
	DC		Thomas H. Webber, III, Vice President IDB-IIC Federal Credit Union, Washington, DC
	SC		J. Thomas Johnson, Vice Chairman and EVP First Community Bank, Lexington, SC
12/31/2010	FL		Miriam Lopez, Chief Executive Officer TransAtlantic Bank, Miami, FL
	GA		William F. Easterlin, III, President and CEO Queensborough National Bank and Trust Co., Louisville, GA
	MD		Mr. John M. Bond, Jr., Chairman and CEO The Columbia Bank, Columbia, MD